                                                                     EXHIBIT 4.3








                        MIRANT AMERICAS GENERATION, INC.

                                       TO

                             BANKERS TRUST COMPANY,
                                     TRUSTEE





                                -----------------

                          SECOND SUPPLEMENTAL INDENTURE

                             DATED AS OF MAY 1, 2001

                                  TO INDENTURE

                             DATED AS OF MAY 1, 2001

                                -----------------



                                  $850,000,000


                          8.300% SENIOR NOTES DUE 2011


                                                        TABLE OF CONTENTS

ARTICLE 1.........................................................................................................1


SECTION 101. ESTABLISHMENT........................................................................................1


SECTION 102. DEFINITIONS..........................................................................................2


SECTION 103. PAYMENT OF PRINCIPAL AND INTEREST....................................................................5


SECTION 104. DENOMINATIONS........................................................................................6


SECTION 105. FORM OF 2011 NOTES...................................................................................6


SECTION 106. TRANSFER AND EXCHANGE................................................................................8


SECTION 107. LEGENDS.............................................................................................11


SECTION 108. REDEMPTION..........................................................................................11


SECTION 109. LIMITATION ON LIENS.................................................................................12


SECTION 110. LIMITATION ON ASSET SALES...........................................................................14


SECTION 111. DEBT INCURRENCE TEST................................................................................15


ARTICLE 2........................................................................................................15


SECTION 201. RECITALS BY COMPANY.................................................................................15


SECTION 202. RATIFICATION AND INCORPORATION OF ORIGINAL INDENTURE................................................16


SECTION 203. EXECUTED IN COUNTERPARTS............................................................................16


SECTION 204. GOVERNING LAW.......................................................................................16


--------------------------
(1) This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

        THIS SECOND SUPPLEMENTAL INDENTURE is made as of the first day of May, 2001, between MIRANT AMERICAS GENERATION, INC., a Delaware corporation, having its principal office at 1155 Perimeter Center West, Atlanta, Georgia 30338 (the "Company"), and BANKERS TRUST COMPANY, a New York banking corporation, having its principal corporate trust office at Four Albany Street, New York, New York 10006, as trustee (the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, the Company has heretofore entered into an Indenture, dated as of May 1, 2001 (the "Original Indenture"), with Bankers Trust Company, as trustee;

         WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this Second Supplemental Indenture, is herein called the "Indenture";

         WHEREAS, under the Original Indenture, a new series of Senior Notes may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

         WHEREAS, the Company proposes to create under the Indenture a new series of Senior Notes which shall contain certain transfer restrictions as described herein and a new series of Senior Notes which shall not contain such transfer restrictions;

         WHEREAS, the Company may propose an exchange offer whereby the holders of such restricted Senior Notes may exchange such securities for nonrestricted Senior Notes in accordance with the procedures described herein; and

         WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

         NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                          8.300% SENIOR NOTES DUE 2011

         SECTION 101. ESTABLISHMENT. There is hereby established a new series of Senior Notes to be issued under the Indenture, to be designated as the Company's 8.300% Senior Notes due 2011 (the "Initial 2011 Notes"), and a new series of Senior Notes to be issued under the Indenture upon exchange of the Initial 2011 Notes to be designated as the Company's 8.300%

Exchange Senior Notes due 2011 (the "Exchange 2011 Notes", and, collectively, with the Initial 2011 Notes, the "2011 Notes").

         There are to be authenticated and delivered $850,000,000 principal amount of Initial 2011 Notes and $850,000,000 principal amount of Exchange 2011 Notes, and no further 2011 Notes shall be authenticated and delivered except as provided by Sections 203, 303, 304, 907 or 1107 of the Original Indenture. The 2011 Notes shall be issued in definitive fully registered form.

         The form of the Trustee's Certificate of Authentication for the 2011 Notes shall be in substantially the form set forth in Exhibit B hereto.

         Each 2011 Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

         SECTION 102. DEFINITIONS. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

         "Accredited Investor Note" shall have the meaning set forth in
Section 105(c) hereof.

         "Asset Sale" means any sale, lease, sale-leaseback, transfer, conveyance or other disposition of any assets, including by way of the issue by the Company or any of the Company's Subsidiaries of equity interests in such Subsidiaries, except (i) in the ordinary course of business to the extent that such property is (A) worn out or is no longer useful or necessary in connection with the operation of our business inventory or (B) being transferred to a wholly-owned Subsidiary of the Company, and except (ii) for any new generating and any expansions or repowerings of existing generating assets, (A) in each case the construction of which is completed after the date of the issuance of the 2011 Notes and all assets and property that are related, ancillary or incidental to such new, expanded or repowered generating assets, and (B) such assets are disposed of within 24 months following successful completion of construction of the new generating asset, expansion or repowering to which such assets relate.

         "Cash Flow Available for Senior Debt Service" for any period means, without duplication, (i) EBITDA of the Company and the Company's consolidated Subsidiaries for such period, MINUS (ii) EBITDA for such period of the consolidated Subsidiaries, if any, of the Company that are financed with Indebtedness that does not constitute Indebtedness of the Company, PLUS (iii) distributions received by the Company from Subsidiaries described in the foregoing clause (ii) during such period, MINUS (iv) distributions described in the foregoing clause (iii) that are attributable to extraordinary gains included in EBITDA, MINUS (v) any income reported by the Company for such period for persons that are not consolidated Subsidiaries of the Company that are financed with Indebtedness that does not constitute Indebtedness of the Company, PLUS (vi) distributions received by the Company from persons described in the foregoing clause (v) during such period, MINUS (vii) distributions described in the foregoing clause (vi) that are attributable to extraordinary gains included in EBITDA, MINUS (vii) reasonably projected non-discretionary capital expenditures, net of any capital contributions and proceeds of debt financing available for capital expenditures.

         "Clearstream" shall have the meaning set forth in Section 105(b) hereof.

         "Consolidated Net Assets" means, (at any date of determination) the total of all assets (including acquisition premiums paid, but excluding reevaluations thereof as a result of commercial appraisals, price level restatement or asset write-ups/write-downs in conformance with GAAP or otherwise) appearing on the Company's consolidated balance sheet, net of applicable reserves and deductions, less the aggregate of the Company's consolidated current liabilities appearing on such balance sheet.

         "Depositary" shall have the meaning set forth in Section 101 of the Original Indenture.

         "Distribution Compliance Period" means the distribution compliance period provided by Rule 903(b)(3)(ii)(A) as promulgated by the SEC under the Securities Act.

         "Euroclear" shall have the meaning set forth in Section 105(b) hereof.

         "EBITDA" means, with respect to any person for any period, the (i) income (or loss) before interest and taxes of such person, plus (ii) to the extent deducted in determining such income (or loss), depreciation, amortization and other similar non-cash charges and reserves, minus (iii) to the extent recognized in determining such income (or loss), extraordinary gains (or losses), minus (iv) to the extent recognized in determining such income (or loss), unrealized gains (or losses) arising from the adoption of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", plus (v) to the extent deducted in determining such income (or loss), lease obligations of the type referred to in clause (iv) of the definition of Indebtedness.

         "Exchange Offer" means the offer that may be made pursuant to the Registration Rights Agreement by the Company to exchange the Initial 2011 Notes for the Exchange 2011 Notes.

         "GAAP" means U.S. generally accepted accounting principles.

         "Holder" means a registered holder of a 2011 Note.

         "Indebtedness" of any Person means (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (iv) all capital lease obligations of such Person (excluding leases of property in the ordinary course of business), (v) any other form of financing which is recognized in such Person's financial statements as being a borrowing, and
(vi) all Indebtedness of any other person of the type referred to in clauses
(i) through (v) guaranteed by such Person or for which such Person shall otherwise become directly or indirectly liable, and (vii) all Indebtedness of the type referred to in clauses (i) and (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or interest on property of such Person but only to the extent of the lesser of the amount of such Indebtedness and the value of such lien or interest on property.

         "Institutional Accredited Investor" has the meaning set forth in
Section 105(c) hereof.

         "Interest Payment Dates" means May 1 and November 1 of each year.

         "Make-Whole Premium" has the meaning set forth in Section 108 hereof.

         "Non-U.S. Person" means a Person who fails to qualify as a U.S. Person, as such term is defined in Rule 902 promulgated by the SEC under the Securities Act.

         "Original Issue Date" means May 1, 2001.

         "Permitted Business" means a business that is the same or similar to the Company's business as of the Original Issue Date, or other business reasonably related, ancillary or incidental thereto.

         "Permitted Indebtedness" means (i) Indebtedness existing on the date of the 2011 Notes, (ii) Indebtedness incurred for working capital purposes,
(iii) Indebtedness in respect of letters of credit, surety bonds or performance bonds or guarantees issued in the ordinary course of business,
(iv) Subordinated Indebtedness, (v) Indebtedness incurred in exchange, or the net proceeds of which are used to refund, refinance or replace, Indebtedness permitted to be incurred pursuant to clause (i) above, PROVIDED that the principal amount of the refinancing Indebtedness shall not exceed the principal amount of the Indebtedness refinanced plus a reasonable premium in connection with the refinancing.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Pro Forma Basis" means , for the purpose of the Debt Incurrence Test described in Section 110 of this First Supplemental Indenture, that such calculation shall give effect to the incurrence of such Indebtedness, any associated increases in equity and the application of the proceeds thereof.

         "QIB" has the meaning set forth in Section 105(c) hereof.

         "Rating Agency" means Moody's Investors Service and Standard & Poor's Ratings Service.

         "Ratings Reaffirmation" means a reaffirmation by a Rating Agency of its original or then current credit ratings (as applicable) of any of the Outstanding 2011 Notes, giving effect to the transaction giving rise to such request for such reaffirmation.

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of May 1, 2001 among the Company and the Initial Purchasers named therein.

         "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the 15th calendar day preceding such Interest Payment Date.

         "Regulation S" means Rules 901 through 905 as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended..

         "Resale Restriction Termination Date" means the period of two years after the later of the original issue date of an Accredited Investor Note and the last date on which the Company or any affiliate of the Company was the owner of such Accredited Investor Note (or any predecessor of such Accredited Investor).

         "Rule 144A" means Rule 144A as promulgated by the Securities SEC under the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Debt Service" means, with respect to any Person for any period, the sum, without duplication, of (i) the aggregate amount of interest expense with respect to Indebtedness for borrowed money of such Person for such period including (A) the net costs under interest rate hedge agreements,
(B) all capitalized interest, (C) the interest portion of any deferred payment obligation and (D) payments in the nature of interest under capital lease obligations of such person scheduled to be paid by such person during such period (in each case, exclusive of Indebtedness which is by its terms subordinated in right of payment to any other Indebtedness of such Person), and (ii) the aggregate amount of all mandatory scheduled payments (whether designated as payments or prepayments) and sinking fund payments with respect to principal of any Indebtedness for borrowed money of such Person, including payments in the nature of principal under lease obligations, but excluding "bullet," "balloon" or other principal payments at final maturity, in each case scheduled to be paid by such person during such period (in each case, exclusive of Indebtedness which is by its terms subordinated in right of payment to any other Indebtedness of such Person).

         "Senior Debt Service Coverage Ratio" means, for any period, the ratio of (i) Cash Flow Available for Senior Debt Service for such period to
(ii) Senior Debt Service for such period.

         "Subsidiary" means any corporation or other entity of which sufficient voting stock or other ownership or economic interests having ordinary voting power to elect a majority of the board of directors (or equivalent body) are at the time directly or indirectly held by the Company.

         "Subordinated Indebtedness" means, with respect to any person, Indebtedness which is subordinated in right of payment to any other indebtedness of that person.

         SECTION 103. PAYMENT OF PRINCIPAL AND INTEREST. The unpaid principal amount of the 2011 Notes shall bear interest at the rate of 8.300% per annum until paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person in whose name the 2011 Notes are registered on the Regular Record Date for such Interest Payment Date, PROVIDED that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the 2011 Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee ("Special Record Date"), notice whereof shall be given to Holders of the 2011 Notes not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the 2011 Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

         Payments of interest on the 2011 Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the 2011 Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the 2011 Notes is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

         Payment of the principal, premium, if any, and interest due at the Stated Maturity or earlier redemption of the 2011 Notes shall be made upon surrender of the 2011 Notes at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

         SECTION 104. DENOMINATIONS. The 2011 Notes shall be issued in minimum denominations of $100,000, or any integral multiple of $1,000 in excess thereof.

         SECTION 105.      FORM OF 2011 NOTES

                  (a) 2011 Notes offered and sold in reliance on Rule 144A shall be represented initially in the form of one or more permanent Global Notes in definitive, fully registered form, without interest coupons, substantially in the form set forth in Exhibit A (each such Note, a "Rule 144A Global Note"), deposited with the Trustee, as custodian for the Depositary, and registered in the name of a nominee of DTC. The aggregate principal amount of Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

                  (b) 2011 Notes offered and sold in offshore transactions in reliance on Regulation S shall be represented initially in the form one or more temporary Global Notes in definitive, fully registered form, without interest coupons, substantially in the form set forth in Exhibit A (each, a "Temporary Regulation S Global Note") deposited with the Trustee, as custodian for the Depositary, and registered in the name of a nominee of the Depositary for the respective accounts of the purchasers thereof (or to such other accounts as they may direct) at Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), and Clearstream Banking, SOCIETE ANONYME ("Clearstream"). At any time following the applicable Distribution Compliance Period, upon receipt by the Trustee and the Company of a certificate substantially in the form of Exhibit C hereto, permanent Global Notes in registered form substantially in the form set forth in Exhibit A (each, a "Permanent Regulation S Global Note"; and all such Permanent Regulation S Global Notes together with the Temporary Regulation S Global Notes, the "Regulation S Global Notes "), duly executed by the Company and authenticated by the Trustee as hereinafter provided, shall be deposited with the Trustee, as custodian for the Depositary, and the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of the beneficial interest in the Temporary Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the Temporary Regulation S Global Notes transferred. Prior to the expiration of such Distribution Compliance Period, beneficial interests in the Temporary Regulation S Global notes may be held only through Euroclear or Clearstream, and any resale or other transfer of such interests to U.S. Persons shall not be permitted or during such period unless such resale or transfer is made pursuant to Rule 144A, Regulation S or another available exemption from the Securities Act and in accordance with the certification requirements provided by this paragraph (b).

         (c) 2011 Notes offered and sold to Persons that are institutional "accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or (7) promulgated by the SEC under the Securities Act (each, an "Institutional Accredited Investor") that are not a Qualified Institutional Buyer (each, a "QIB") as defined in Rule 144A, shall be issued in definitive, fully registered form, without interest coupons, substantially in the form set forth in Exhibit A (each, an "Accredited Investor Note"), registered in the name of the purchaser thereof.

         Institutional Accredited Investors that are not QIBs may hold interests in the Initial 2011 Notes only in definitive form. Any beneficial interest in an Initial 2011 Note represented by a Global Note that is transferred to an Institutional Accredited Investor which is not a QIB will be delivered in the form of a definitive, certificated 2011 Note and will cease to be an interest in such Global Note. Upon the transfer of a 2011 Note issued in definitive, certificated form to an Institutional Accredited Investor which is not a QIB to a QIB or in accordance with Regulation S, such 2011 Note shall be exchanged for an interest in a Global Note. 2011 Notes issued in definitive, certificated form to Institutional Accredited Investors who are not QIBs shall not be issued in bearer form.

         (d) Except under the limited circumstances described below, beneficial interests in Global Notes shall only be recorded by book-entry and owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of certificates representing the Notes. The Global Notes will not be issuable in bearer form. Global Notes may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

         Owners of beneficial interests in the Global Notes will not be considered the Holders thereof for any purpose under the Indenture, and no Global Note representing a 2011 Note shall be exchangeable, except for another Global Note of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Note shall be exercised only through the Depositary.

         Any beneficial interest in a Global Note that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for so long as it remains such an interest.

         A Global Note shall be exchangeable for 2011 Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and, in each case, no successor Depositary shall have been appointed by the Company within 90 days of such notice, (ii) the Company in its sole discretion determines that such Global Note shall be so exchangeable, or (iii) there shall have occurred an Event of Default with respect to the 2011 Notes. Any Global Note that is exchangeable pursuant to the preceding sentence shall be exchangeable for 2011 Notes registered in such names as the Depositary shall direct and 2011 Notes issued in exchange for Rule 144A Global Notes, Temporary Regulations S Global Notes and Accredited Investor Notes pursuant to the preceding sentence will bear, and be subject to, the legends relating to restrictions on transfer required by
Section 107 hereof.

         SECTION 106.      TRANSFER AND EXCHANGE.

         (a)  TRANSFER RESTRICTIONS. The Initial 2011 Notes, and those
Exchange 2011 Notes with respect to which any Person described in Section 107(b)(A), (B) or (C) is the beneficial owner, may not be transferred except in compliance with the applicable legends contained in Exhibit A unless otherwise determined by the Company in accordance with applicable law.

         No service charge will be made for any transfer or exchange of 2011 Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

         The Company shall not be required (a) to issue, transfer or exchange any 2011 Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice identifying the serial numbers of the 2011 Notes to be called for redemption, and ending at the close of business on the day of the mailing, or (b) to transfer or exchange any 2011 Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any 2011 Note redeemed in part.

         (b) TRANSFER OF RULE 144A GLOBAL NOTES; ACCREDITED INVESTOR NOTES. The following provisions shall apply with respect to any proposed transfer of a Rule 144A Global Note or a beneficial interest therein or an Accredited Investor Note prior to the expiration of the Resale Restriction Termination Date:

                           (i) a transfer of a Rule 144A Global Note or a beneficial interest therein or an Accredited Investor Note to a QIB shall be made upon the representation of the transferee that it is purchasing the 2011 Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                           (ii) a transfer of a Rule 144A Global Note or a beneficial interest therein or an Accredited Investor Note to an Institutional Accredited Investor shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit D annexed hereto from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them; and

                           (iii) a transfer of a Rule 144A Global Note or a beneficial interest therein or an Accredited Investor Note to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit E annexed hereto from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them.

         (c) TRANSFER OF REGULATION S GLOBAL NOTES. The following provisions shall apply with respect to any proposed transfer of a Regulation S Global Note prior to the expiration of the Distribution Compliance Period:

                           (i) a transfer of a Regulation S Global Note or a beneficial interest therein to a QIB shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit F annexed hereto from the transferor and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them;

                           (ii) a transfer of a Regulation S Global Note or a beneficial interest therein to an Institutional Accredited Investor shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit D annexed hereto from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them; and

                           (iii) a transfer of a Regulation S Global Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit E annexed hereto from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them.

                  Prior to or on the expiration of the Distribution Compliance Period, beneficial interests in a Regulation S Global Note may only be held through Euroclear or Clearstream or another agent member of Euroclear and Clearstream acting for and on behalf of them, unless exchanged for interests in a Rule 144A Global Note in accordance with the certification requirements hereof. During the Distribution Compliance Period, interests in a Regulation S Global Note, if any, may be exchanged for interests in the Rule 144A Global Note or for definitive 2011 Notes only in accordance with the certification requirements described in this Section 106.

                  After the expiration of the Distribution Compliance Period, interests in the Regulation S Global Note may be transferred without requiring the certification set forth in Exhibit E annexed hereto or any additional certification.

                  As used in the preceding two paragraphs of this Section 106(c), the term "transfer" encompasses any sale, transfer or other disposition of any 2011 Notes referred to herein except for transfers from any Holder to an Affiliate of such Holder; provided, that such transferring Holder shall deliver a letter to the Trustee stating that the transferee is an Affiliate of such Holder. The Trustee shall be entitled to rely on and be fully protected in its reliance on such letter.

         (d) EXCHANGE OF INITIAL 2011 NOTES FOR EXCHANGE 2011 NOTES. The Initial 2011 Notes may be exchanged for Exchange 2011 Notes pursuant to the terms of the Exchange Offer. The Trustee shall make the exchange as follows:

         The Company shall present the Trustee with an Officers' Certificate certifying the following:

                  (A)      upon issuance of the Exchange 2011
                           Notes, the transactions contemplated by the Exchange Offer have been consummated; and

                  (B)      the principal amount of Initial 2011
                           Notes properly tendered in the Exchange Offer that are represented by a Global Note or by Global Notes and the principal amount of Initial 2011 Notes properly tendered in the Exchange Offer that are represented by individual 2011 Notes, the name of each holder of such individual Initial 2011 Notes, the principal amount properly tendered in the Exchange Offer by each such holder and the name and address to which individual Exchange 2011 Notes shall be registered and sent for each such holder.

         The Trustee, upon receipt of (i) such Officers' Certificate, (ii) an Opinion of Counsel to the Company addressed to the Trustee of the 2011 Notes
(x) to the effect that the Exchange 2011 Notes have been registered under
Section 5 of the Securities Act of 1933, as amended, and the Indenture has been qualified under the Trust Indenture Act and (y) with respect to the matters set forth in Section 3(p) of the Registration Rights Agreement and
(iii) a Company Order, shall authenticate (A) a Global Note or Global Notes for Exchange 2011 Notes in aggregate principal amount equal to the aggregate principal amount of Initial 2011 Notes represented by a Global Note or by Global Notes indicated in such Officers' Certificate as having been properly tendered and (B) individual 2011 Notes representing Exchange 2011 Notes registered in the names of, and in the principal amounts indicated in, such Officers' Certificate.

         If the principal amount of the Global Note or Global Notes for the Exchange 2011 Notes is less than the principal amount of the Global Note or Global Notes for the Initial 2011 Notes, the Trustee shall make an endorsement on such Global Note or Global Notes for Initial 2011 Notes indicating a reduction in the principal amount represented thereby.

         The Trustee shall deliver such individual 2011 Notes for Exchange 2011 Notes to the holders thereof as indicated in such Officers' Certificate.

         SECTION 107.      LEGENDS.

         (a) Except as permitted by subsection (b) of this Section 107 or as otherwise determined by the Company in accordance with applicable law, each 2011 Note shall bear the applicable legends relating to restrictions on transfer pursuant to the securities laws in substantially the form set forth on Exhibit A hereto.

         (b) The Company shall issue, and the Trustee shall authenticate upon Company Order, Exchange 2011 Notes in exchange for Initial 2011 Notes accepted for exchange in the Exchange Offer, which Exchange 2011 Notes shall not bear the legends required by subsection (a) above, in each case unless the holder of such Initial 2011 Notes is either (A) a broker-dealer who purchased such Initial 2011 Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act of 1933, as amended, (B) a Person participating in the distribution of the Initial 2011 Notes or (C) a Person who is an affiliate (as defined in Rule 144 under the Securities Act of 1933, as amended) of the Company.

         SECTION 108. REDEMPTION. At any time and at the Company's option, the Company may redeem the 2011 Notes, in whole or in part (if in part, by lot or by such other method as the Trustee shall deem fair or appropriate) at the redemption price of 100% of principal amount of such 2011 Notes, plus accrued interest on the principal amount of such 2011 Notes, if any, to the Redemption Date, plus the Make-Whole Premium for such 2011 Notes.

                  "Make-Whole Premium" means, with respect to the 2011 Notes, a computation as of a date not more than five days prior to the Redemption Date of the following:

                  (i) the average life of the remaining scheduled payments of principal in respect of Outstanding 2011 Notes (the "Remaining Average Life") as of the Redemption Date;

                  (ii) the yield to maturity for the United States treasury security having an average life equal to the Remaining Average Life of the 2011 Notes and trading in the secondary market at the price closest to the principal amount thereof (the "Primary Issue") (subject to extrapolation if no United States treasury security has an average life equal to the Remaining Average Life); and

                  (iii) the discounted present value of the then-remaining scheduled payments of principal and interest (but excluding that portion of any scheduled payment of interest that is actually due and paid on the Redemption Date) in respect of Outstanding 2011 Notes as of the Redemption Date using a discount factor equal to the sum of (x) the yield to maturity for the Primary Issue, plus (y) 25 basis points.

         The amount of Make-Whole Premium in respect of 2011 Notes to be redeemed or repurchased shall be an amount equal to (x) the discounted present value of such 2011 Notes to be redeemed determined in accordance with clause (iii) above, minus (y) the unpaid principal amount of such 2011 Notes; PROVIDED, HOWEVER, that the Make-Whole Premium shall not be less than zero.

         In the event of redemption of the 2011 Notes in part only, a new 2011 Note or new 2011 Notes for the unredeemed portion will be issued in the name or names of the Holder or Holders thereof upon the surrender thereof.

         The 2011 Notes will not have a sinking fund.

         Notice of redemption shall be given as provided in Section 1104 of the Original Indenture.

         Any redemption of less than all of the 2011 Notes shall, with respect to the principal thereof, be divisible by $1,000.

         SECTION 109. LIMITATION ON LIENS. The Company shall not issue, assume or guaranteed any Indebtedness for borrowed money secured by any lien on any non-cash assets of the Company, whether owned on the date that the 2011 Notes are issued or thereafter acquired, without in any such case effectively securing the outstanding 2011 Notes (together with, if the Company shall so determine, any other Indebtedness of or guaranty by the Company ranking equally with the 2011 Notes equally and ratably with such Indebtedness (but only so long as such Indebtedness is so secured); provided, however, that the foregoing restriction shall not apply to the following liens:

         (a) any lien incurred or deposits made in the ordinary course of business;

         (b) liens imposed by law, such as carriers', warehousemen's and mechanics' liens, arising in the ordinary course of business;

         (c) any lien on items of inventory or other goods and proceeds in respect of bankers' acceptances;

         (d) liens in favor of the Company.

         (e) any lien created by the Company under or in connection with or arising out of any pooling and settlement agreements or pooling and settlement arrangements of the electricity industry or any transactions or arrangements entered into in connection with hedging or management of risks relating to the electricity industry;

         (f) any lien constituted by a right of set off or right over a margin call account or any form of cash or cash collateral or any similar arrangement for obligations incurred in respect of the hedging or management of risks under transactions involving any currency or interest rate swap, cap or collar arrangements, forward exchange transaction, option, warrant, forward rate agreement, futures contract or other derivative instrument of any kind;

         (g) any lien arising out of title retention or like provisions in connection with the purchase of goods and equipment in the ordinary course of business;

         (h) any lien securing reimbursement obligations under letters of credit, guaranties and other forms of credit enhancement given in connection with the purchase of goods and equipment in the ordinary course of business;

         (i) liens on any property or assets acquired from a corporation that is merged with or into the Company, or any liens on the property or assets of any corporation or other entity existing at the time such corporation or other entity becomes a Subsidiary of the Company and, in either such case, is not created in anticipation of any such transaction (unless such lien was created to secure or provide for the payment of any part of the purchase price of such corporation);

         (j) liens required by any contract or statute in order to permit the Company to perform any contract or subcontract made by the Company with or at the request of a governmental entity or any department, agency or instrumentality thereof, or to secure partial, progress, advance or other payments by the Company to such governmental unit pursuant to the provisions of any contract or statute;

         (k) any lien securing industrial revenue, development or similar bonds issued by or for the Company's benefit, provided that such industrial revenue, development or similar bonds are nonrecourse to the Company;

         (l) any lien securing taxes or assessments or other applicable governmental charges or levies;

         (m) any lien that arises pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings and any lien that secures the reimbursement obligation for any bond obtained in connection with an appeal taken in any court proceeding, so long as the execution or other enforcement of such lien arising pursuant to such legal process is effectively stayed and the claims secured thereby are being contested in good faith, and, if appropriate, by appropriate legal proceedings, or any lien in favor of a plaintiff or defendant in any action before a court or tribunal as security for costs and/or expenses;

         (n) any lien arising by operation of law or by order of a court or tribunal or any lien arising by an agreement of similar effect, including, without limitation, judgement liens;

         (o) liens securing amounts not more than 90 days overdue or otherwise being contested in good faith;

         (p) minor encumbrances, easements or reservations which do not in the aggregate materially adverse affect the value of the properties or impair their use;

         (q) liens on any property existing at the time of acquisition thereof (which liens may also extend to subsequent repairs, alterations and improvements to such property);

         (r) liens to secure purchase money Indebtedness not in excess of the cost or value of the property acquired;

         (s) liens, if any, in existence on the Original Issue Date;

         (t) any liens securing the Company's Indebtedness for borrowed money incurred in connection with the financing of accounts receivable;

         (u) rights of financial institutions to offset credit balances and other liens in the nature of bankers' liens;

         (v) other liens to secure Indebtedness so long as the amount of outstanding Indebtedness secured by liens pursuant to this provision does not exceed 10% of the Company's Consolidated Net Assets at the time of incurrence; and

         (w) liens granted in connection with extending, renewing, replacing or refinancing (or successive extensions, renewals, replacements or refinancings) any of the Indebtedness (so long as there is no increase in the principal amount of the Indebtedness) described in clauses (a) through (v) above.

         In the event that the Company shall propose to pledge, mortgage or hypothecate any property, other than as permitted by clauses (a) through (w) above, the Company shall (prior thereto) give written notice thereof to the Trustee, who shall give notice to the Holders, and the Company shall, prior to or simultaneously with such pledge, mortgage or hypothecation, effectively secure all the 2011 Notes equally and ratably with such Indebtedness.

         This Section 109 shall be defeasable pursuant to Section 401(2) of the Original Indenture.

         SECTION 110. LIMITATION ON ASSET SALES. Except for the sale, conveyance, transfer or lease of the Company's properties and assets substantially as an entirety as permitted pursuant to Article 8 of the Original Indenture, and other than assets required to be sold to conform with governmental regulations, the Company shall not, and shall not permit any of its Subsidiaries to, consummate any Asset Sale, if the aggregate net book value of all such Asset Sales during the most recent 12-month period would exceed 10% of the Company's

Consolidated Net Assets computed as of the end of the Company's most recently ended full fiscal quarter preceding such Asset Sale; provided, however, that any such Asset Sale will be disregarded for purposes of the 10% limitation specified above if the proceeds thereof (i) are, within 18 months of such Asset Sale, invested or reinvested by the Company or any Subsidiary in a Permitted Business, (ii) are used by the Company or a Subsidiary to repay Indebtedness of the Company or such Subsidiary or are used by the Company or a Subsidiary to purchase and retire some or all of the 2011 Notes, or (iii) are retained by the Company or its Subsidiaries. Additionally, if after giving effect to any Asset Sale that otherwise would cause the 10% limitation to be exceeded, each Rating Agency then rating the 2011 Notes confirms the then current rating of the 2011 Notes, the portion of such Asset Sale in excess of the 10% limitation will also be disregarded for purposes of the foregoing limitations.

         This Section 110 shall be defeasable pursuant to Section 401(2) of the Original Indenture.

         SECTION 111.      DEBT INCURRENCE TEST.

         (a) The Company shall not incur any Indebtedness for borrowed money other than Permitted Indebtedness unless on a Pro Forma Basis for the debt incurrence and any related transaction either (i) based on projections prepared by the Company on a reasonable basis, the projected Senior Debt Service Coverage Ratio for each of the succeeding two twelve-month periods (commencing with the month in which such Indebtedness is to be incurred) or, with respect to any date within the 24-month period prior to the final maturity date for the 2011 Notes, the number of complete twelve-month periods, if any, until such final maturity date for the 2011 Notes, in each case measured as individual twelve-month periods, is projected to be greater than or equal to 2.5 to 1, or (ii) each Rating Agency then rating the 2011 Notes provides a Ratings Reaffirmation of the then existing rating of such 2011 Notes after giving effect to such additional Indebtedness.

         (b) At any time following the date on which financial statements for five full years of the Company's operations are available (commencing with the year ended December 31, 1999), the Company may cease to comply with the covenant provided in paragraph (a) of this Section 110 if each Rating Agency then rating the Outstanding Senior Notes provides a Ratings Reaffirmation of at least the original rating of such Senior Notes after giving effect to such fact, in which case from and after the date of such reaffirmation such covenant shall be deemed to be of no further force and effect.

         (c) This Section 111 shall be defeasable pursuant to Section 401(2) of the Original Indenture.

                                    ARTICLE 2

                            MISCELLANEOUS PROVISIONS

         SECTION 201. RECITALS BY COMPANY. The recitals in this First Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the

Trustee shall be applicable in respect of 2011 Notes and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

         SECTION 202. RATIFICATION AND INCORPORATION OF ORIGINAL INDENTURE. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First
Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         SECTION 203. EXECUTED IN COUNTERPARTS. This First Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         SECTION 204. GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE AND EACH 2011 NOTE ISSUED HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

                                       MIRANT AMERICAS GENERATION, INC.


                                       By:_____________________________
                                           Name:  Andrew W. Evans
                                           Title: Vice President, Structuring
                                                  and Market Development



                                       BANKERS TRUST COMPANY, as Trustee


                                       By:_____________________________
                                           Name:  Richard L. Buckwalter
                                           Title: Vice President

                                    EXHIBIT A

                                FORM OF 2011 Note

                  [INCLUDE IF NOTE IS A GLOBAL NOTE -- UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO MIRANT AMERICAS GENERATION, INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE IN WHOLE SHALL BE LIMITED TO TRANSFERS TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY AND TRANSFERS OF THIS GLOBAL NOTE IN PART SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

         THIS GLOBAL NOTE SHALL BE EXCHANGEABLE FOR NOTES REGISTERED IN THE NAMES OF PERSONS OTHER THAN DTC OR ITS NOMINEE ONLY IF (I) DTC NOTIFIES THE COMPANY THAT IT IS UNWILLING OR UNABLE TO CONTINUE AS A DEPOSITARY FOR SUCH GLOBAL NOTE, OR IF AT ANY TIME DTC CEASES TO BE A CLEARING AGENCY REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AT A TIME WHEN DTC IS REQUIRED TO BE SO REGISTERED TO ACT AS SUCH DEPOSITARY AND, IN EACH CASE, NO SUCCESSOR DEPOSITARY SHALL HAVE BEEN APPOINTED BY THE COMPANY WITHIN 90 DAYS OF SUCH NOTICE, (II) THE COMPANY IN ITS SOLE DISCRETION DETERMINES THAT SUCH GLOBAL NOTE SHALL BE SO EXCHANGEABLE, OR (III) THERE SHALL HAVE OCCURRED AN EVENT OF DEFAULT WITH RESPECT TO THE NOTES. ANY GLOBAL NOTE THAT IS EXCHANGEABLE PURSUANT TO THE PRECEDING SENTENCE SHALL BE EXCHANGEABLE FOR NOTES REGISTERED IN SUCH NAMES AS THE DEPOSITARY SHALL DIRECT AND NOTES ISSUED IN EXCHANGE FOR RULE 144A GLOBAL notes, TEMPORARY REGULATION S GLOBAL NOTES AND ACCREDITED INVESTOR NOTES PURSUANT TO THE PRECEDING SENTENCE, SHALL BEAR, AND BE SUBJECT TO, THE LEGENDS RELATING TO RESTRICTIONS ON TRANSFER REQUIRED BY THE INDENTURE RELATING HERETO.]

         [INCLUDE IF THIS NOTE IS A RULE 144A GLOBAL NOTE, A TEMPORARY REGULATION S NOTE OR AN ACCREDITED INVESTOR NOTE; DO NOT INCLUDE IF THIS SECURITY IS A PERMANENT REGULATION S GLOBAL NOTE -- THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH

REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM AND IN ANY EVENT MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH THE INDENTURE, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE CORPORATE TRUST OFFICE OF THE TRUSTEE IN NEW YORK.

         EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. EACH HOLDER OF THIS NOTE REPRESENTS TO MIRANT AMERICAS GENERATION, INC. THAT (a) SUCH HOLDER WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE (WITHOUT THE CONSENT OF MIRANT AMERICAS GENERATION, INC.) OTHER THAN (i) TO A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION COMPLYING WITH RULE 144A UNDER THE SECURITIES ACT, (ii) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, (iii) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (iv) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUBJECT, IN THE CASE OF CLAUSES (ii),
(iii) OR (iv), TO THE RECEIPT BY MIRANT AMERICAS GENERATION, INC. OF AN OPINION OF COUNSEL OR SUCH OTHER EVIDENCE ACCEPTABLE TO MIRANT AMERICAS GENERATION, INC. THAT SUCH RESALE, PLEDGE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (v) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND THAT (b) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO HEREIN AND DELIVER TO THE TRANSFEREE (OTHER THAN A QUALIFIED INSTITUTIONAL BUYER) PRIOR TO THE SALE A COPY OF THE TRANSFER RESTRICTIONS APPLICABLE HERETO (COPIES OF WHICH MAY BE OBTAINED FROM THE TRUSTEE).

BECAUSE OF THE FOREGOING RESTRICTIONS, PURCHASERS ARE ADVISED TO CONSULT LEGAL COUNSEL PRIOR TO MAKING ANY RESALE, PLEDGE OR TRANSFER OF ANY OF THE NOTES. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.]

NO. [  ]                                                              CUSIP NO.


                          MIRANT AMERICAS GENERATION, INC.
                                8.300% SENIOR NOTE
                                 DUE May 11, 2011


         Principal Amount:          $_________

         Regular Record Date:               15th calendar day prior to Interest
                                            Payment Date

         Original Issue Date:               May 1, 2001

         Stated Maturity:                   May 1, 2011

         Interest Payment Dates:            May 1 and November 1

         Interest Rate:                     8.300% per annum

         Authorized Denomination:           $100,000, or any integral multiple
                                            of $1,000 in excess thereof


         Mirant Americas Generation, Inc., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _____________________________________, or registered assigns, the principal sum of _________ DOLLARS ($__________) on the Stated Maturity shown above (or upon earlier redemption), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing on the Interest Payment Date next succeeding the Original Issue Date shown above and on the Stated Maturity (or upon earlier redemption) at the rate per annum shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a Redemption Date) will, as provided in such Indenture, be paid to the Person in whose name this Note (the "Note") is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

         Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banks New York, New York are authorized or obligated by law or executive order to remain closed or a day on which the Trustee's Corporate Trust Office is closed for business.

         Payment of the principal, premium, if any, and interest due at the Stated Maturity or earlier redemption of this Note shall be made upon surrender of this Note at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

         The unpaid principal amount of this Note shall bear interest at the rate per annum set forth above.

         The Company has entered into a Registration Rights Agreement dated May 1, 2001 with the Initial Purchasers described therein. Pursuant to the Registration Rights Agreement, the Company has agreed to file with the SEC a registration statement under the Securities Act ("Registration Statement") for an offer to exchange the Initial 2011 Notes for a like aggregate principal amount of Exchange 2011 Notes issued pursuant to the Indenture that are in all material respects identical to the Initial 2011 Notes except that such Exchange 2011 Notes shall be issued pursuant to an effective Registration Statement.

         From and after the date on which an Additional Interest Event (as defined in the Registration Rights Agreement) occurs, the interest rate payable on this Note shall increase (in addition to the interest rate set forth above) and additional interest reflecting such increase shall accrue with respect to this Note, as described in the Registration Rights Agreement, until but not including the date on which all such Additional Interest Events shall be cured and cease to exist (and provided no other Additional Interest Event with respect to this Note shall then be continuing), at the rate of one-half of one percent (0.50%) per annum, which additional interest shall be payable hereon at the times, in the manner and subject to the same terms and conditions set forth herein and in the Indenture, as though the interest rate set forth above had been increased by one-half of one percent (0.50%) per annum.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by its duly authorized officer.

Dated:  May 1, 2011.

                                       MIRANT AMERICAS GENERATION, INC.



                                       By: _______________________________
                                       Name: _____________________________
                                       Title: ____________________________

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Senior Notes of the series designated therein referred to in the within-mentioned Indenture.

                                       BANKERS TRUST COMPANY,
                                       as Trustee


                                       By: _______________________________
                                               Authorized Officer

                             (Reverse Side of Note)

         This Note is one of a duly authorized issue of Senior Notes of the Company, issued and issuable in one or more series under an Indenture, dated as of May 1, 2001, as supplemented by the Second Supplemental Indenture dated as of May 1, 2001 (collectively, the "Indenture"), between the Company and Bankers Trust Company, to which Indenture reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Notes issued thereunder and of the terms upon which said Senior Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as 8.300% Senior Notes due May 1, 2011 (the "2011 Notes") in the aggregate principal amount of up to $850,000,000. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

         At any time and at the Company's option, the Company may redeem this Note, in whole or in part (if in part, by lot or by such other method as the Trustee shall deem fair or appropriate) at the redemption price of 100% of principal amount of such Note, plus accrued interest on the principal amount of this Note, if any, to the Redemption Date, plus the Make-Whole Premium for such Note.

                  "Make-Whole Premium" means a computation as of a date not more than five days prior to the Redemption Date of the following:

                  (i) the average life of the remaining scheduled payments of principal in respect of outstanding 2011 Notes (the "Remaining Average Life") as of the Redemption Date;

                  (ii) the yield to maturity for the United States treasury security having an average life equal to the Remaining Average Life of the 2011 Notes and trading in the secondary market at the price closest to the principal amount thereof (the "Primary Issue") (subject to extrapolation if no United States treasury security has an average life equal to the Remaining Average Life); and

                  (iii) the discounted present value of the then-remaining scheduled payments of principal and interest (but excluding that portion of any scheduled payment of interest that is actually due and paid on the Redemption Date) in respect of Outstanding 2011 Notes as of the Redemption Date using a discount factor equal to the sum of (x) the yield to maturity for the Primary Issue, plus (y) 25 basis points.

         The amount of Make-Whole Premium in respect of 2011 Notes to be redeemed or repurchased shall be an amount equal to (x) the discounted present value of such 2011 Notes to be redeemed determined in accordance with clause (iii) above, minus (y) the unpaid principal amount of such 2011 Notes; PROVIDED, HOWEVER, that the Make-Whole Premium shall not be less than zero.

         In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name or names of the Holder or Holders hereof upon the surrender hereof. The Notes will not have a sinking fund.

         If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each 2011 Note at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. Without notice to or the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes for the purpose of curing any ambiguity, or of curing, correcting, or supplementing any defective provision thereof or hereof, or in any manner that the Company and the Trustee may determine that is not inconsistent with the Indenture and the Notes and will not adversely affect the interests of any Holder.

         The Indenture contains certain covenants, including without limitation, covenants with respect to the following matters: (i) debt incurrence; (ii) Liens, (iii) Asset Sales; and (iv) mergers, consolidations and certain transfers of assets. Until such time as the Company is registered as a reporting company under the Exchange Act, the Company must furnish to the Trustee annual statements as to the Company's compliance with such limitations in accordance with the terms of the Indenture.

         The Indenture contains provisions for, upon compliance by the Company with certain conditions set forth in the Indenture, the defeasance of certain restrictive covenants and agreements.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Notes are issuable only in registered form without coupons in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

         This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

         The Trustee will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Bankers Trust Company, Four Albany Street, New York, New York 10006, Attention: Corporate Trust Office.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- as tenants in        UNIF GIFT MIN ACT- _______ Custodian ________
         common                                      (Cust)              (Minor)
TEN ENT- as tenants by the
         entireties                                  under Uniform Gifts to
JT TEN-  as joint tenants                            Minors Act
         with right of
         survivorship and                              ________________________
         not as tenants                                        (State)
         in common


                    Additional abbreviations may also be used
                         though not on the above list.

                    -----------------------------------------

     FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto ____________ (please insert Social Security or other identifying number of assignee)

_______________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

_______________________________________________________________________________

_______________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

_______________________________________________________________________________

_______________________________________________________________________________
agent to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated: _________________     __________________________________________________

                             __________________________________________________

                             NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

                                    EXHIBIT B

                           CERTIFICATE OF AUTHENTICATION


         This is one of the Senior Notes of the series designated therein referred to in the within-mentioned Indenture.

                                       BANKERS TRUST COMPANY,
                                       as Trustee


                                       By: _______________________________
                                                Authorized Officer

                                    EXHIBIT C

                               FORM OF CERTIFICATE
                            FOR EXCHANGE OF TEMPORARY
                            REGULATION S GLOBAL NOTE
                     FOR PERMANENT REGULATION S GLOBAL NOTE

Bankers Trust Company
Four Albany Street
New York, New York  10006

Re:      Mirant Americas Generation, Inc.
         8.300% Senior Notes due 2011

Ladies and Gentlemen:

         Reference is hereby made to the Indenture, dated as of May 1, 2001 (the "Original Indenture"), and the Second Supplemental Indenture thereto and of even date therewith (the "Supplemental Indenture," and together with the Original Indenture, the "Indenture") among the Mirant Americas Generation, Inc. (the "Company") and Bankers Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         This letter relates to US$ __________ principal amount of 8.300% Senior Notes due 2011 (the "Notes") represented by a Note (the "Legended Note") which bears a legend outlining restrictions upon transfer of such Legended Note. Pursuant to Section 106 of the Supplemental Indenture, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Securities could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount of 2011 Notes, all in the manner provided for in the Indenture.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate and not otherwise defined herein or in the Indenture have the meanings set forth in Regulation S.

                                       Very truly yours,

                                       [Name of Holder]

                                       By: _______________________________
                                              Authorized Signature
Dated:  ________, ____

cc:  Mirant Americas Generation, Inc.

                                    EXHIBIT D
                    FORM OF INSTITUTIONAL ACCREDITED INVESTOR
                          TRANSFEREE COMPLIANCE LETTER

Bankers Trust Company
Four Albany Street
New York, New York  10006

Re:      Mirant Americas Generation, Inc.
         8.300% Notes due 2011

Ladies and Gentlemen:

         In connection with our proposed purchase of $__________ aggregate principal amount of 8.300% Senior Notes due 2011 (the "Notes") of Mirant Americas Generation, Inc., a Delaware corporation (the "Company"), we confirm that:

1. We understand that the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, to offer, sell, pledge or otherwise transfer such Notes prior to the date which is two years after the later of the original issue date of the Notes and the last date on which the Company or any affiliate of the Company was the owner of the Notes (or any predecessor of such Note), only (i) to the Company, (ii) so long as such Notes are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person whom we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A) (a "QIB") that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (iii) to an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring the Notes in a minimum amount of $100,000 for investment purposes and not for distribution and an Institutional Accredited Investor Transferee Compliance Letter in the form hereof is delivered to the Company and to the Trustee under the Indenture relating to the Notes by such accredited investor, (iv) pursuant to any other available exemption from registration under the Securities Act, or (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, and we will notify any purchaser of the Notes from us of the above resale restrictions, if then applicable. We further understand that in connection with any transfer of the Notes by us that the Company and the Trustee may request, and if so requested we will furnish, such opinions of counsel, certificates and/or other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions.

2. We are an institutional investor and are an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

3. We understand that the Notes will be issued solely in physical certificated form (and not in the form of interests in securities deposited with The Depository Trust Company) and the minimum principal amount of Notes that may be purchased by an institutional accredited investor is $100,000.

4. We are acquiring the Notes purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

5. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                       Very truly yours,

                                       [Name of Purchaser]


                                       By: _______________________________
                                               Authorized Signature
Dated:  ________, ____

cc:  Mirant Americas Generation, Inc.

                                    EXHIBIT E
                    FORM OF REGULATION S TRANSFER CERTIFICATE

Bankers Trust Company
Four Albany Street
New York, New York  10006

Re:      Mirant Americas Generation, Inc.
         8.300% Senior Notes due 2011

Ladies and Gentlemen:

         In connection with our proposed purchase of $__________ aggregate principal amount of 8.300% Senior Notes due 2011 (the "Notes") of Mirant Americas Generation, Inc., a Delaware corporation (the "Company"), we confirm that:

         1.       The offer of the Notes was not made to a person in the United
                  States;

         2. Either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

         3. No directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S, as applicable; and

         4. The transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         In addition, if the sale is made during a Distribution Compliance Period and the provisions of Rule 903(b)(3) or Rule 904(b) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(3) or Rule 904(b), as the case may be.

         The Company and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By: ______________________________     By: _______________________________
        Authorized Signature               Signature Medallion Guaranteed

Dated:  ________, ____                 Dated:  ________, ____

cc:  Mirant Americas Generation, Inc.

                                    EXHIBIT F
                  FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR
                        EXCHANGE FROM REGULATION S GLOBAL
                          NOTE TO RULE 144A GLOBAL NOTE

Bankers Trust Company
Four Albany Street
New York, New York  10006

Re:      Mirant Americas Generation, Inc.
         8.300% Senior Notes due 2011

Ladies and Gentlemen:

         In connection with our proposed purchase of $__________ aggregate principal amount of 8.300% Senior Notes due 2011 (the "Notes") of Mirant Americas Generation, Inc., a Delaware corporation (the "Company"), we confirm that such purchase is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), and, accordingly, we do hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United State.

         The Company and Bankers Trust Company, a New York banking corporation, are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]


By: ______________________________
         Authorized Signature

Dated:  ________, ____


cc:  Mirant Americas Generation, Inc.